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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              SEPTEMBER 1, 1995
                          --------------------------
               Date of Report (Date of Earliest Event Reported)



                          Commission File No. 1-9973

                           THE MIDDLEBY CORPORATION
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            (Exact name of Registrant as specified in its charter)

             Delaware                                    36-3352497
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     (State of Incorporation)             (IRS Employer Identification Number)


                            1400 Toastmaster Drive
                          Elgin, Illinois  60120-9274
                          --------------------------
                   (Address of Principal Executive Offices)

      Registrant's Telephone Number, Including Area Code:  (708) 741-3300

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Item 5.  OTHER EVENTS

         As a result of the Hussmann Corporation Foodservice Equipment Group acquisition in 1989, the subsequent disposition of related assets, and the successful conclusion in 1993 of the lawsuit against Whitman Corporation, the seller of the Hussmann Corporation Foodservice Equipment Group, management of the Company has received and answered numerous questions related to the accounting for the above-mentioned transactions that occurred from 1989 to 1993. These questions have come from shareholders, investment analysts, potential investors and others. To assist current and future shareholders of the Company to better understand the history of the Company and to better analyze the comparative financial statements and current results of operations, management has prepared the following unaudited pro forma financial information which basically assumes that an adjusted price was originally paid for the Hussmann Corporation Foodservice Equipment Group in 1989 and assumes that the disposition of related assets and integration of facilities occurred in 1989.

         The unaudited pro forma financial information attached hereto as Exhibit (99) should be read in conjunction with the historical audited financial statements of the Company and Annual Reports on Form 10-K filed with the Securities and Exchange Commission.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibit (99) Unaudited Pro Forma Financial Information

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                                SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE MIDDLEBY CORPORATION

                                        By:   /s/ John J. Hastings
                                            -----------------------------------

                                                  John J. Hastings
                                                  Executive Vice President,
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer



Dated:  September 1, 1995